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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM  8-A
         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
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                                    INTERACTIVE OBJECTS, INC.
                      Exact Name of Registrant as Specified in Its Charter

       WASHINGTON                  217 PINE STREET, SUITE 800                     87-0434226
State of Incorporation or          SEATTLE, WASHINGTON  98101            IRS Employer Identification
      Organization          Address, including zip code, of Principal               Number
                                       Executive Offices

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
 Act and is effective upon filing pursuant to General Instruction A.(c), check the following box:............ [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) if the Exchange
 Act and is effective pursuant to General Instruction A.(d), check the following box:........................ [X]
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 Securities Act registration statement file number to which this form relates:

                                   333-62345

       Securities to be registered pursuant to Section 12(b) of the Act:

                                    [NONE]

       Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, NO PAR VALUE
                                Title of Class

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED. The description of the Registrant's common stock included under the captions "Dividend Policy," "Description of Securities," "Market for Common Equity and Related Stockholder Matters" and "Shares Eligible for Future Sale" in the prospectus forming a part of the Registrant's registration statement on Form SB-2 filed on August 27, 1998, as most recently amended (No. 333-62345, the "Form SB-2") is hereby incorporated by reference. In addition, this Registration Statement shall be deemed to incorporate by reference the above-referenced descriptions as included in any subsequent amendment to the Form SB-2 and any prospectus filed by the Registration pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS. The following, numbered exhibits to the Form SB-2 are filed as part of this Registration Statement and are incorporated herein by this reference:

    Exhibit 3.1...Articles of Incorporation filed April 14, 1998
    Exhibit 3.2...Articles of Merger filed April 16, 1998, for reincorporation of Interactive Objects in the State of Washington
    Exhibit 3.3...Bylaws
    Exhibit 4.1...Specimen Stock Certificate

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated the 10th day of February, 1999.

                                    INTERACTIVE  OBJECTS,  INC.


                                    By  /s/ Steven G. Wollach
                                        ---------------------
                                        Steven G. Wollach
                                        President & CFO